EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Christopher White (Media)
October 22, 2010	678-254-7442

Jason Bewley (Investor Relations)
407-318-5188

AirTran Holdings, Inc., Reports Increase in Third Quarter Profit

-Strong Revenue Growth Drives Highest Third Quarter Operating Margin Since 2003-

-Best Third Quarter Operational Performance in Company History-

 ORLANDO, Fla., (October 22, 2010) -- AirTran Holdings, Inc., (NYSE: AAI), the parent company of AirTran Airways, Inc., today reported a net profit of $36.3 million or $0.22 per diluted share for the third quarter of 2010. During the quarter, the Company reported operating income of $56.7 million.

Included in these third quarter results is a non-operating gain on derivative financial instruments of $15.3 million. This non-operating gain on derivative financial instruments was largely attributable to unrealized increases in the fair value of our future fuel-related derivative assets. During the same period in 2009, AirTran Airways reported net income of $10.4 million, and diluted earnings per common share of $0.08. Included in our third quarter 2009 results is a non-operating loss on derivative financial instruments of $10.3 million. The Company ended the third quarter with $424.5 million in unrestricted cash and the Company’s revolving line of credit remains undrawn.

During this period, the Company also achieved an all-time record for traffic (revenue passenger miles), and second highest load factor in Company history. AirTran Airways also established record setting operational metrics during the quarter, including the highest ever performance in on-time arrivals at 83.4 percent. In July alone, AirTran Airways served more than 2.4 million customers and achieved a load factor in excess of 88 percent. The Company continued to rank among the top of the industry in completion factor, mishandled baggage rate and the number of customer complaints the Department of Transportation receives.

“Each of our more than 8,500 AirTran Airways Crew Members played an important role in the summer operation of our airline. The continued improvement in our operational and solid financial performance is a testament to the can-do spirit and determination of our Crew Members,” said Bob Fornaro, AirTran Airways’ chairman, president and chief executive officer. “To post these outstanding operational metrics during such a peak travel period is a clear indication of our ability to provide an extremely high-quality product.”

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AirTran Reports Third Quarter Results
Add One

Acquisition by Southwest Airlines

During the third quarter, AirTran Holdings, Inc., entered into a definitive merger agreement to be acquired by Southwest Airlines (NYSE: LUV). Completion of the transaction, which will require both regulatory and shareholder approvals, is expected to close by the first half of 2011. Commercial and operational integration is slated to culminate in 2012, with both carriers operating under Southwest Airlines' Federal Aviation Administration (FAA) operating certificate in Dallas.

Until successful completion of this transaction, AirTran Holdings, Inc., will continue to operate as a separate, independent company.

AirTran Airways Highlights:

Other highlights of AirTran Airways' accomplishments in the third quarter and year to date include:

•	Reached a tentative agreement with the Air Line Pilots Association (ALPA) representing 1,700 AirTran Airways pilots. If ratified, the agreement would take effect December 1, 2010.

•	Completed a seven-year master lease agreement for facilities at Hartsfield-Jackson Atlanta International Airport.

•	Repurchased $90.4 million in convertible notes strengthening the financial position of the Company.

•	Signed a new financing arrangement with Norddeutsche Landesbank Girozentrale (NORD/LB) to provide permanent financing to the airline for Boeing 737-700 deliveries in 2011.

•	Announced the creation of a pilot base in Orlando. This base opened in October 2010, and will initially employ 100 Boeing 717 and 737 pilots to support continued growth in Central Florida.

•	Received the FAA’s prestigious Aviation Maintenance Technician (AMT) Diamond Award of Excellence for the 14th consecutive year.

•	Continued Caribbean expansion by announcing plans to serve Punta Cana, Dominican Republic, from Atlanta beginning in February 2011.

•	Extended Caribbean reach from Baltimore/Washington by adding new flights to San Juan in addition to existing flights to Nassau/Paradise Island, Bahamas, and Montego Bay, Jamaica.

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AirTran Reports Third Quarter Results
Add Two

•	Announced new service from Tampa to San Juan and Key West.

•
Announced partnership with the world’s largest hotel group, InterContinental Hotels Group (NYSE:IHG), for an affinity program with the A+ Rewards frequent flier program. Members now earn flight credits for stays at more than 4,500 hotels worldwide, including: InterContinental®, Crowne Plaza®, Hotel Indigo®,  Holiday Inn®, Holiday Express®, Holiday Inn® Club Vacations, Staybridge® Suites and Candlewood® Suites. IHG Priority Club Rewards members now also earn points for flights on AirTran.

AirTran Airways, a subsidiary of AirTran Holdings, Inc. is a Fortune 1000 company and has been ranked the number one low-cost carrier in the Airline Quality Rating study for the past three years.  AirTran is the only major airline with Gogo Inflight Internet on every flight and offers coast-to-coast service on North America's newest all-Boeing fleet. Our low-cost, high-quality product also includes assigned seating, Business Class, and complimentary XM Satellite Radio on every flight. To book a flight, visit www.airtran.com.

Editor's note: Statements regarding the Company's operational and financial success, business model, expectation about future success, improved operational performance and our ability to maintain or improve our low costs are forward-looking statements and are not historical facts. Instead, they are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand and acceptance of services offered by the Company, the Company's ability to maintain current cost levels, fare levels and actions by competitors, regulatory matters and general economic conditions.  Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2009. The Company disclaims any obligation or duty to update or correct any of its forward-looking statements.

Important Information for Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval and relates to a proposed merger of AirTran Holdings, Inc. ("AirTran") with Southwest Airlines, Inc. ("Southwest"). The merger agreement will be submitted to the Shareholders of AirTran for their consideration and to solicit their approval of the merger agreement and the transactions contemplated thereby.  Southwest will file with the Securities and Exchange Commission ("SEC") a registration statement on Form S-4 that will include a proxy statement of AirTran that also constitutes a prospectus of Southwest.  AirTran and Southwest also plan to file other documents with the SEC regarding the proposed transaction.  INVESTORS AND SECURITY HOLDERS OF AIRTRAN ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and Shareholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents containing important information about AirTran and Southwest, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov.  Copies of the documents filed with the SEC by AirTran will be available free of charge on AirTran's website at www.airtran.com under the tab "About AirTran" then under the tab "Investor Relations" or by contacting AirTran's Investor Relations Department at (407) 318-5188.  Copies of the documents filed with the SEC by Southwest will be available free of charge on Southwest's website at www.southwest.com under the tab "Investor Relations" or by contacting Southwest's Investor Relations Department at (214) 792-4415.

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AirTran Reports Third Quarter Results
Add Three

AirTran, Southwest and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Shareholders of AirTran in connection with the proposed transaction.  Information about the directors and executive officers of AirTran is set forth in its proxy statement for its 2010 annual meeting of Shareholders, which was filed with the SEC on April 2, 2010.  Information about the directors and executive officers of Southwest is set forth in its proxy statement for its 2010 annual meeting of Shareholders, which was filed with the SEC on April 16, 2010.  These documents can be obtained free of charge from the sources indicated above.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect AirTran's and Southwest's current beliefs, expectations or intentions regarding future events.  Words such as "may," "will," "could," "should," "expect," "plan," "project," "intend," "anticipate," "believe," "estimate," "predict," "potential," "pursue," "target," "continue," and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements include, without limitation, AirTran's and Southwest's expectations with respect to the synergies, costs and other anticipated financial impacts of the proposed transaction; future financial and operating results of the combined company; the combined company's plans, objectives, expectations and intentions with respect to future operations and services; approval of the proposed transaction by Shareholders and by governmental regulatory authorities; the satisfaction of the closing conditions to the proposed transaction; and the timing of the completion of the proposed transaction.

All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of AirTran and Southwest and are difficult to predict.  Examples of such risks and uncertainties include, but are not limited to, (1) the possibility that the proposed transaction is delayed or does not close, including the failure to receive AirTran's required stockholder approval or required regulatory approvals, the taking of governmental action (including the passage of legislation) to block the transaction, or the failure of other closing conditions, and (2) the possibility that the expected synergies will not be realized, or will not be realized within the expected time period, because of, among other things, significant volatility in the cost of aircraft fuel, the significant capital commitments of AirTran and Southwest, the impact of labor relations, global economic conditions, fluctuations in exchange rates, competitive actions taken by other airlines, terrorist attacks, natural disasters, difficulties in integrating the two airlines, the willingness of customers to travel by air, actions taken or conditions imposed by the U.S. and foreign governments or other regulatory matters, excessive taxation, further industry consolidation and changes in airlines alliances, the availability and cost of insurance and public health threats.

AirTran and Southwest caution that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in AirTran's and Southwest's most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings.  All subsequent written and oral forward-looking statements concerning AirTran, Southwest, the proposed transaction or other matters and attributable to AirTran or Southwest or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

Neither AirTran nor Southwest undertakes any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

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* Attached: Consolidated Statements of Operations*

AirTran Holdings, Inc.
Consolidated Statements of Income
(In thousands, except per share data and statistical summary)
(Unaudited)

	Three months ended September 30,				Percent
	2010		2009		Change
Operating Revenues:
Passenger	$602,712		$529,435		13.8
Other	65,222		67,967		(4.0)
Total operating revenues	667,934		597,402		11.8
Operating Expenses:
Aircraft fuel	211,115		190,235		11.0
Salaries, wages and benefits	130,913		122,895		6.5
Aircraft rent	60,576		60,632		(0.1)
Maintenance, materials and repairs	59,075		49,973		18.2
Distribution	27,929		25,306		10.4
Landing fees and other rents	36,651		37,573		(2.5)
Aircraft insurance and security services	6,001		5,440		10.3
Marketing and advertising	7,870		9,349		(15.8)
Depreciation and amortization	15,338		13,899		10.4
(Gain) on asset dispositions	—		(6,379)		—
Other operating	55,795		51,446		8.5
Total operating expenses	611,263		560,369		9.1
Operating Income	56,671		37,033		53.0
Other (Income) Expense:
Interest income	(522)		(3,835)		(86.4)
Interest expense	17,625		20,089		(12.3)
Capitalized interest	(390)		(179)		—
Net (gains) losses on derivative financial instruments	(15,264)		10,281		—
Loss on extinguishment of debt	—		18		—
Other (income) expense, net	1,449		26,374		(94.5)
Income Before Income Taxes	55,222		10,659		—
Income tax expense	18,959		233		—
Net Income	$36,263		$10,426		—
Earnings per Common Share
Basic	$0.27		$0.09		—
Diluted	$0.22		$0.08		—
Weighted-average Shares Outstanding
Basic	135,444		120,482		12.4
Diluted	173,443		140,625		23.3

Operating margin	8.5	percent	6.2	percent	2.3	pts.
Net margin	5.4	percent	1.7	percent	3.7	pts.
Net margin, adjusted *	2.7	percent	1.8	percent	0.9	pts.

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	Three Months Ended September 30,				Percent
	2010		2009		Change
Third Quarter Statistical Summary:
Revenue passengers	6,538,710		6,533,184		0.1
Revenue passenger miles (000s)	5,271,272		5,172,347		1.9
Available seat miles (000s)	6,271,500		6,170,977		1.6
Passenger load factor	84.1	percent	83.8	percent	0.3	pts.
Departures	64,963		65,559		(0.9)
Average aircraft stage length (miles)	767		749		2.4
Average fare (excluding transportation taxes)	$92.18		$81.04		13.7
Average yield per RPM	11.43	cents	10.24	cents	11.6
Passenger revenue per ASM	9.61	cents	8.58	cents	12.0
Total revenue per ASM	10.65	cents	9.68	cents	10.0
Operating cost per ASM	9.75	cents	9.08	cents	7.4
Operating cost per ASM, adjusted*	9.75	cents	9.18	cents	6.2
Non-fuel operating cost per ASM	6.38	cents	6.00	cents	6.3
Non-fuel operating cost per ASM, adjusted*	6.38	cents	6.10	cents	4.6
Average cost of aircraft fuel per gallon	$2.16		$1.98		9.1
Average economic cost of aircraft fuel per gallon	$2.23		$2.02		10.4
Gallons of fuel burned (000s)	97,517		96,098		1.5
Operating aircraft in fleet at end of period	138		136		1.5
Average daily aircraft utilization (hours)	11.2		11.4		(1.8)
Full-time equivalent employees at end of period	7,742		7,717		0.3

* Statistical calculations for 2010 and 2009, on an adjusted basis, exclude gains and losses as detailed in the attached Reconciliation of GAAP Financial Information to Non-GAAP Financial Information.

AirTran Holdings, Inc.
Consolidated Statements of Income
(In thousands, except per share data and statistical summary)
(Unaudited)

	Nine months ended September 30,				Percent
	2010		2009		Change
Operating Revenues:
Passenger	$1,778,477		$1,552,507		14.6
Other	195,155		190,503		2.4
Total operating revenues	1,973,632		1,743,010		13.2
Operating Expenses:
Aircraft fuel	640,164		483,008		32.5
Salaries, wages and benefits	392,324		363,627		7.9
Aircraft rent	181,722		181,621		0.1
Maintenance, materials and repairs	176,158		145,884		20.8
Distribution	82,341		70,540		16.7
Landing fees and other rents	115,607		108,722		6.3
Aircraft insurance and security services	17,651		15,756		12.0
Marketing and advertising	26,333		30,947		(14.9)
Depreciation and amortization	45,059		42,120		7.0
(Gain) on asset dispositions	—		(3,073)		—
Other operating	168,328		152,952		10.1
Total operating expenses	1,845,687		1,592,104		15.9
Operating Income	127,945		150,906		(15.2)
Other (Income) Expense:
Interest income	(1,662)		(5,212)		(68.1)
Interest expense	63,597		61,068		4.1
Capitalized interest	(1,423)		(1,244)		14.4
Net (gains) losses on derivative financial instruments	11,856		(17,944)		—
Gain on extinguishment of debt	—		(4,278)		—
Other (income) expense, net	72,368		32,390		—
Income Before Income Taxes	55,577		118,516		(53.1)
Income tax expense	18,959		945		—
Net Income	$36,618		$117,571		(68.9)
Earnings per Common Share
Basic	$0.27		$0.98		(72.4)
Diluted	$0.24		$0.86		(72.1)
Weighted-average Shares Outstanding
Basic	135,265		120,158		12.6
Diluted	172,678		139,617		23.7

Operating margin	6.5	percent	8.7	percent	(2.2	) pts.
Net margin	1.9	percent	6.7	percent	(4.8	) pts.
Net margin, adjusted*	2.0	percent	4.8	percent	(2.8	) pts.

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	Nine Months Ended September 30,				Percent
	2010		2009		Change
Nine Month Statistical Summary:
Revenue passengers	18,600,092		18,086,257		2.8
Revenue passenger miles (000s)	14,863,412		14,076,956		5.6
Available seat miles (000s)	18,214,595		17,498,261		4.1
Passenger load factor	81.6	percent	80.4	percent	1.2	pts.
Departures	190,115		188,576		0.8
Average aircraft stage length (miles)	763		740		3.1
Average fare (excluding transportation taxes)	$95.62		$85.84		11.4
Average yield per RPM	11.97	cents	11.03	cents	8.5
Passenger revenue per ASM	9.76	cents	8.87	cents	10.0
Total revenue per ASM	10.84	cents	9.96	cents	8.8
Operating cost per ASM	10.13	cents	9.10	cents	11.3
Operating cost per ASM, adjusted*	10.13	cents	9.12	cents	11.1
Non-fuel operating cost per ASM	6.62	cents	6.34	cents	4.4
Non-fuel operating cost per ASM, adjusted*	6.62	cents	6.36	cents	4.1
Average cost of aircraft fuel per gallon	$2.26		$1.77		27.7
Average economic cost of aircraft fuel per gallon	$2.28		$1.81		26.0
Gallons of fuel burned (000s)	282,680		272,264		3.8
Operating aircraft in fleet at end of period	138		136		1.5
Average daily aircraft utilization (hours)	11.2		11.0		1.8
Full-time equivalent employees at end of period	7,742		7,717		0.3

* Statistical calculations for 2010 and 2009, on an adjusted basis, exclude gains and losses as detailed in the attached Reconciliation of GAAP Financial Information to Non-GAAP Financial Information.

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

Three and Nine Months Ended September 30, 2010 and 2009

We prepare our financial statements in accordance with generally accepted accounting principles (GAAP). Within our press release, we make reference to certain non-GAAP financial measures including net income, as adjusted and net margin, as adjusted.  Our disclosures may also exclude special or non-recurring items that we believe should be taken into consideration to more accurately measure and monitor our operating performance.  Our disclosure of non-fuel operating cost per available seat mile (non-fuel CASM) is consistent with financial measures reported by other airlines and analysts. We believe that non-fuel CASM and non-fuel CASM, adjusted, provide a useful understanding of our operations. Both the cost and availability of fuel are subject to many economic and political factors and are therefore beyond our control.  Our press release also contains information regarding the components of GAAP fuel expense and net gains and losses on derivative financial instruments.  These amounts have been included as supplemental information.

We disclose both the average cost of aircraft fuel per gallon and the average economic cost of aircraft fuel per gallon. Substantially all of our fuel related derivatives are not accounted for as hedges.  Average cost of aircraft fuel per gallon is based on fuel expense as measured by GAAP, which includes realized gains and losses on fuel related derivative instruments, that are accounted for as hedges. Average economic cost of fuel per gallon includes realized gains and losses on all fuel related derivative instruments, including those which were not accounted for as hedges.  Neither the average cost of aircraft fuel  nor the average economic cost of aircraft fuel include unrealized gains and losses.

We consider our fuel derivative contracts an important tool in managing costs related to jet fuel purchases.  We believe it is important to assess our financial performances by including the effect of the net cash settlements and excluding the mark-to-market adjustments for our unrealized gains and losses recorded in the income statement for contracts settling in future periods.

We believe that these above measures represent important internal measures of performance. Accordingly, where these non-GAAP measures are provided, it is done so that investors have the same financial data that management uses in evaluating performance with the belief that it will assist the investment community in assessing our underlying performance on a year-over-year and a quarter-over-quarter basis. However, because these measures are not determined in accordance with accounting principles generally accepted in the United States, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, the aforementioned measures as presented may not be directly comparable to similarly titled measures presented by other companies. The non-GAAP measures are presented as supplemental information and not as alternatives to any GAAP measurements.

Dollars in thousands, unless otherwise noted	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
The following table calculates net income, adjusted and net margin, adjusted:
Net income	$36,263	$10,426	$36,618	$117,571
Gain on asset dispositions, net of taxes	—	(6,379)	—	(3,073)
(Gain) loss on extinguishment of debt, net of taxes	—	251	—	(3,333)
Unrealized (gains) losses on derivative financial instruments, net of taxes	(17,903)	6,260	3,811	(27,663)
Net income, adjusted	$18,360	$10,558	$40,429	$83,502
Total operating revenues	$667,934	$597,402	$1,973,632	$1,743,010
Net margin, adjusted	2.7%	1.8%	2.0%	4.8%
The following table calculates operating expenses, adjusted and operating cost per ASM, adjusted:
Total operating expenses	$611,263	$560,369	$1,845,687	$1,592,104
Gain on asset dispositions	—	6,379	—	3,073
Operating expenses, adjusted	$611,263	$566,748	$1,845,687	$1,595,177
ASMs (000s)	6,271,500	6,170,977	18,214,595	17,498,261
Operating cost per ASM (cents), adjusted	9.75	9.18	10.13	9.12
The following table calculates non-fuel operating cost per ASM and non-fuel operating cost per ASM, adjusted:
Total operating expenses	$611,263	$560,369	$1,845,687	$1,592,104
Aircraft fuel	(211,115)	(190,235)	(640,164)	(483,008)
Non-fuel operating costs	$400,148	$370,134	$1,205,523	$1,109,096
ASMs (000s)	6,271,500	6,170,977	18,214,595	17,498,261
Non-fuel operating cost per ASM (cents)	6.38	6.00	6.62	6.34
Total operating expenses	$611,263	$560,369	$1,845,687	$1,592,104
Aircraft fuel	(211,115)	(190,235)	(640,164)	(483,008)
Gain on asset dispositions	—	6,379	—	3,073
Non-fuel operating costs, adjusted	$400,148	$376,513	$1,205,523	$1,112,169
ASMs (000s)	6,271,500	6,170,977	18,214,595	17,498,261
Non-fuel operating cost per ASM (cents), adjusted	6.38	6.10	6.62	6.36
The following table provides detail of certain components of aircraft fuel expense and calculates average economic cost of aircraft fuel per gallon:
Aircraft fuel expense per GAAP *	$211,115	$190,235	$640,164	$483,008
Realized losses on derivatives that do not qualify for hedge accounting, recorded in net (gains) losses on derivative financial instruments	6,561	4,021	5,666	9,719
Economic fuel expense	$217,676	$194,256	$645,830	$492,727
Gallons of fuel burned (000s)	97,517	96,098	282,680	272,264
Average economic cost of aircraft fuel per gallon	$2.23	$2.02	$2.28	$1.81
The following table calculates diluted earnings per share, adjusted:
Net income	$36,263	$10,426	$36,618	$117,571
Gain on asset dispositions, net of taxes	—	(6,379)	—	(3,073)
(Gain) loss on extinguishment of debt, net of taxes	—	251	—	(3,333)
Unrealized (gains) losses on derivative financial instruments, net of taxes	(17,903)	6,260	3,811	(27,663)
Net income, adjusted	$18,360	$10,558	$40,429	$83,502
Plus income effect of assumed interest on convertible debt	1,548	957	4,644	2,867
Net income, adjusted after assumed conversion, diluted	$19,908	$11,515	$45,073	$86,369
Adjusted weighted-average shares outstanding, diluted	172,951	140,625	172,678	139,617
Diluted earnings per share, adjusted	$0.12	$0.08	$0.26	$0.62

* Aircraft fuel expense for the three months ended September 30, 2010 was reduced by $10.1 million due to a claim for refund of fuel taxes previously paid between 2007-2010.  Aircraft fuel expense for the nine months ended September 30, 2010 was reduced by $7.5 million due to a claim for refund of fuel taxes previously paid between 2007-2009.  This reduction in fuel expense had been incorporated in the company’s previous guidance.